First Quarter 2022 Investor Presentation April 27, 2022

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s First Quarter 2022 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; the sale of our middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights

Financial Performance	*Market performance was challenged by substantial rate and spread volatility, though Annaly continued to generate strong earnings*

Financial Performance

Market performance was challenged by substantial rate and spread volatility, though Annaly continued to generate strong earnings

- Earnings available for distribution* of $0.28 per average common share for the quarter; unchanged from the prior quarter with dividend coverage of over 125%
- Book value per common share of $6.77
- Declared quarterly common stock cash dividend of $0.22 per share with yield of 12.5%
- Economic return (loss) of (12.3%) for the first quarter

Financing & Liquidity

Annaly maintained substantial liquidity throughout market turbulence while continuing to be a programmatic securitization issuer

- Economic leverage* of 6.4x, up from 5.7x quarter-over-quarter
- $7.2 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.0 billion
- Annaly Residential Credit Group is now the second largest non-bank issuer of Prime Jumbo and Expanded Credit MBS with six residential whole loan securitizations totaling ~$2.5 billion in proceeds priced during the first quarter(1)
- Annaly Residential Credit Group expanded credit facility capacity by $250 million subsequent to quarter end
- Financing costs increased with average GAAP cost of interest-bearing liabilities of 0.48%, up 10 basis points and average economic cost of interest-bearing liabilities* of 0.89%, up 14 basis points quarter-over-quarter

Portfolio Performance

Annaly's portfolio decreased amidst a challenging fixed-income backdrop, though MSR assets continued to grow significantly

- Total assets of $84.4 billion, including $76.1 billion in highly liquid Agency portfolio representing 90% of total assets(2)
- Annaly's Mortgage Servicing Rights ("MSR") platform grew assets by 91% to $1.2 billion in the first quarter with MSR representing 9% of dedicated equity capital(3)
- Annaly Residential Credit Group's correspondent channel achieved over $1 billion in aggregated expanded credit loans since launching last April
- Increased hedge ratio from 95% to 109%, while actively delta hedging throughout the quarter and moving interest rate hedges further out the curve given higher rate environment

Shareholder Value

Annaly's recently announced Middle Market Lending sale underscores its focus on increasing shareholder value

- Announced sale of Middle Market Lending portfolio for ~$2.4 billion, enhancing focus on all aspects of the housing finance market(4)
- Amended bylaws to lower the threshold for shareholders to call a special meeting
- Published disclosures outlining climate-related risks and opportunities across our business in the short-, medium- and long-term horizons taking into consideration the recommendations of the Task Force on Climate-related Financial Disclosures ("TCFD")

Source: Company filings. Financial data as of March 31, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
3

First Quarter 2022 Financial Highlights 4 Earnings & Book Value $1.37 | $0.28 $6.77 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 12.5% Dividend per Share Dividend Yield(1) $0.22 Net Interest Margin (ex. PAA)* Investment Portfolio $84.4bn $11.5bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Financing, Liquidity & Hedging Liquidity Position $4.0bn of cash and unencumbered Agency MBS $7.2bn of total unencumbered assets Total Hedge Portfolio(4) $78bn Hedge portfolio, increased from $72bn in Q4’21 as we managed duration against the move higher in rates Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) Source: Company filings. Financial data as of March 31, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 5.7x 6.4x Q4 2021 Q1 2022 0.75% 0.89% Q4 2021 Q1 2022 95% 109% Q4 2021 Q1 2022 2.63% 2.62% Q4 2021 Q1 2022 2.03% 2.04% Q4 2021 Q1 2022 MSR 9% ARC 19% Agency 72% (Incl. AMML)

Annaly Middle Market Lending Portfolio Sale 5 Transaction Overview The sale of our Middle Market Lending portfolio represents a successful outcome for Annaly’s shareholders and marks the latest in a series of strategic actions – including the disposition of our Commercial Real Estate business and investments into our Mortgage Servicing Rights and Residential Credit businesses – that have enhanced our focus and capabilities across our core housing finance strategy.” David Finkelstein CEO & President ~$2.4 Billion Middle Market Lending portfolio to be sold to April 25, 2022 “  On April 25, 2022, Annaly entered into a definitive agreement to sell substantially all of the assets that comprise the Annaly Middle Market Lending portfolio, including assets held on balance sheet as well as assets managed for third parties, to Ares Capital Management LLC on behalf of funds managed by the Credit Group of Ares Management Corporation for approximately $2.4 billion  The sale is expected to be accretive to book value and have an immaterial impact on other key financial metrics, including earnings available for distribution and the dividend  Upon closing of the transaction, the Company intends to use proceeds from the sale to: – Repay financing facilities related to the middle market lending assets being sold – Purchase targeted housing finance assets in accordance with its capital allocation policy  Subject to customary closing conditions, the transaction is expected to be completed by the end of Q2 2022 Source: Company filings. For more information, please see the 8-K filing. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $84.4 billion(1) | Total Shareholders’ Equity: $11.5 billion 6 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) (Includes AMML Capital) $76.1bn $8.2bn Assets(1) Capital(2) $1.2bn $1.1bn Assets(1) Capital(2) $4.4bn $2.1bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of March 31, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Market Environment & Annaly Positioning

9 The Macroeconomic State of Affairs Note: Data as of April 19, 2022. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. A tight labor market and elevated inflation have forced the Fed to signal faster policy tightening, leading to sharp fixed-income market underperformance 8  The U.S. economy remains strong as evidenced by the labor market reaching full employment in March 2022; however, high demand for workers now risks more upward pressure on wages  Inflation remains significantly elevated, with the Russian invasion of Ukraine further pressuring energy prices − Even if the rate of price gains peaks soon, the degree of normalization from current elevated readings remains uncertain  The Federal Reserve has set clear expectations for a series of aggressive rate increases and balance sheet runoff starting in Q2 2022 to avoid an overheating in the economy  Given various macroeconomic cross-currents, financial markets have experienced elevated volatility − Bloomberg U.S. Aggregate Bond Index experienced worst quarterly total return since 1980 Q1 2022 Market and Economic Developments By the end of Q1 2022, markets expect nine 25 bps hikes in 2022, compared to just three at the beginning of the quarter Fixed-income markets, and mortgage spreads particularly, had the most challenging quarter in decades 50 100 150 200 250 12/01/21 01/01/22 02/01/22 03/01/22 04/01/22 OIS Implied Overnight Rate Level on 2022 Year-end, bps(1) 3/31/22: '22 YE OIS: 240 bps ~9 hikes 12/31/21: '22 YE OIS: 82 bps ~3 hikes -2.4% -2.7% -2.9% -3.0% -3.1% -3.4% -4.1% -5.9% -6.6% -8.7% Q2 2004 Q3 1987 Q1 1994 Q4 2016 Q4 1979 Q1 2021 Q3 1981 Q1 2022 Q3 1980 Q1 1980 Bloomberg U.S. Aggregate Bond Index Total Return for 10 Worst Quarters in Index History(2), % 8 7 6 5 4 2 3 N um ber of Im plied 25bps H ikes

The Changed Mortgage Environment Note: Data as of April 19, 2022. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Mortgage spreads are now the most attractive in several years, though some technical factors continue to weigh on the sector 9  Nominal mortgage spreads are at the widest levels seen in many years absent the onset of the pandemic in March 2020  From a relative value perspective, mortgages have widened more than alternative fixed- income products  As the majority of mortgages are out of the money, cash flow predictability is the best in years  Higher mortgage rates should slow supply via reduced cash-out refinancing and decreased housing activity  Despite sound MBS market growth in recent years, ownership from traditional money managers (pensions, mutual funds, etc.) has remained stagnant, pointing to potential for increased asset allocation to MBS from those investors  Supply to the private sector is meaningfully elevated, but details around Fed runoff offer increased clarity on technical outlook Tailwinds for the Mortgage Market Nominal mortgage spreads have reached their widest levels in years Cash flow predictability has improved as very few mortgages have a refinancing incentive 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2016 2017 2018 2019 2020 2021 2022 Estimated Share of UMBS 30-year Universe with >0.5% Refinancing Incentive(2), % Only fraction of outstanding MBS have refinancing incentive 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 2.0% 2014 2016 2018 2020 2022 MBS Current Coupon less Average 5-year/10-year Treasury Yield(1), % Period Average

Business Update

Agency | Business Update Amidst one of the most challenging market environments for fixed-income in decades, Annaly maintained a defensive posture by rotating up in coupon and closely managing duration exposure 11 Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(1) Funding(2)  Annaly’s Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within Agency market, including Agency CMBS, that provide complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo  Consistent with the broader fixed-income market, Agency MBS experienced sharp spread widening during the first quarter that was characterized by higher volatility and meaningful curve flattening − Agency MBS spreads widened more significantly than during the 2013 taper tantrum  2022 supply to the private market is expected to reach highest in years given strong net issuance and Fed portfolio runoff  Prepayment speeds are expected to be muted going forward as most of the mortgage universe is non-refinanceable at current mortgage rates  Agency MBS new money returns are attractive given certainty of mort- gage cash flows and wider spreads, though volatility remains elevated Source: Company filings. Financial data as of March 31, 2022. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 0% 25% 50% 75% 100% 2019 2020 2021 22 Pools TBA NLY Specified Pools and TBA Holdings, % ‘ 0% 25% 50% 75% 100% 2019 2020 2021 22 Swaps Swaptions Futures Agency Hedging Composition, % ‘ 0% 25% 50% 75% 100% 2019 2020 2021 22 Within 30 30-120 days Over 120 Agency Funding Composition, % ‘

<=2.5% 33% 3.0% 19% 3.5% 17% 4.0% 15% >=4.5% 12% <=2.5% 1% 3.0% 1% 3.5% 1% >=4.0 1% Agency | Portfolio Summary  Annaly Agency Portfolio: $76.1 billion in assets at the end of Q1 2022, a decrease of 6% compared to Q4 2021  During the first quarter, Annaly’s notional holdings were roughly unchanged and portfolio activity focused on shifting up in coupon − Annaly reduced exposure to lower coupons (30-year 2.0% and 15-year 1.5%) by rotating into higher coupons (3.0% - 3.5%)  Actively delta hedged throughout the quarter and moved interest rate hedges further out the curve as our cash flows extended in the higher rate environment; our hedge ratio increased from 95% to 109% as a result of higher notional hedge portfolio  Annaly’s MBS portfolio prepaid 16.7 CPR during the quarter, down from 21.4 CPR in Q4 2021 12 Total Dedicated Capital: $8.2 billion(1)(2) Asset Type(1) Pass Through Coupon Type(3) Portfolio Quality(4) 15 & 20Yr: 4% 30Yr+: 96% Note: Data as of March 31, 2022. Percentages based on fair market value and may not sum to 100% due to rounding. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. High Quality 43% Medium Quality 33% 40+ WALA 9% Generic 15% 30yr 93% ARM/HECM <1% DUS 2% IO/IIO/CMO 1% 15yr 2% 20yr 2%

MSR | Business Update 13 Source: Company filings. Financial data as of March 31, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Annaly continued to opportunistically grow its MSR platform amidst elevated bulk market volumes in the first quarter Strategic Approach Market Trends  MSR portfolio is complementary to Annaly’s Agency MBS strategy − Offers attractive unlevered yields − Provides a mechanism to hedge mortgage basis risk from basis volatility and policy risk  Annaly is well equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms  Complementary strategic partner to originators given certainty of capital and business strategy  Portfolio consists of all Agency MSR (Fannie Mae and Freddie Mac)  As the primary-secondary mortgage spread has compressed, mortgage originator profitability has declined, incentivizing MSR sales to generate cash returns  There were $153 billion in bulk MSR transactions during the quarter, which represented approximately 90% of the full year 2020 volume  Despite elevated supply, there has been significant demand for MSR from banks, mortgage servicers and investors as well as private equity, which has contributed to strong performance  MSR spreads widened modestly in the latter part of the first quarter, but were relatively stable compared to the cheapening experienced in other risk assets Bulk Servicing Volume(1) vs. the Primary-Secondary Mortgage Spread (“PSS”) $317 $199 $216 $200 $168 $514 $153 0 50 100 150 200 $0 $150 $300 $450 $600 2016 2017 2018 2019 2020 2021 2022 YTD UPB ($bn) (lhs) PSS (rhs) bps) (rhs)

MSR | Portfolio Summary  Annaly MSR Portfolio: $1.2 billion(1) in assets at the end of Q1 2022, an increase of 91% compared to Q4 2021 − Purchased $426 million of MSR during the first quarter through bulk and flow MSR relationships − Portfolio experienced $180 million of mark-to-market gains during the quarter  Portfolio is comprised of primarily low WAC, high credit quality collateral  As of the end of the first quarter, MSR represented 9% of Annaly’s dedicated equity capital Annaly grew its complementary MSR portfolio by $588 million during the quarter through purchases and mark-to-market gains 14 MSR by the Numbers (Excludes Interests in MSR) Source: Company filings. Financial data as of March 31, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. (2) $101 $113 $203 $486 $545 $1,109 $56 $124 $42 $42 $83 $89 $100 $124 $143 $211 $409 $575 $645 $1,233 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 MSR Unsettled MSR Commitments Interests in MSR(1) Total Dedicated Capital: $1.1 billion Annaly MSR Holdings (Market Value, $mm) Market Value ($mm) $1,109 UPB ($bn) $81 Loan Count 234,480 WAC 2.88% Avg Loan Size $345,053 Orig FICO 760 Orig LTV 67 D30 0.3% D60+ 0.4% Portfolio Summary Collateral Performance Collateral Characteristics

Residential Credit | Business Update Annaly Residential Credit Group’s securitization program continues to serve as a long-term, non mark-to-market financing mechanism in addition to an asset generation strategy 15 Strategic Approach Market Trends OBX Securitization History ($mm)  Programmatic securitization sponsor of new origination, residential whole loans with twenty-eight deals comprising over $11 billion of issuance priced since the beginning of 2018  Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation  Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value  Expanded whole loan sourcing capabilities through introduction of the Onslow Bay correspondent channel  Modest use of balance sheet leverage with most positions term financed through securitization  Significant curve flattening coupled with record high issuance led to spread widening across all sectors of Non-Agency RMBS − Non-Agency MBS issuance of ~$50 billion during the first quarter, $13 billion higher than Q1 2021 issuance, as well as record issuance of ~$9 billion in both Non-QM and CRT(1) − Non-QM AAA ended the quarter ~75bps wider over swaps, while investment grade-rated CRT M2s ended the quarter ~160bps wider  Housing market fundamentals remained healthy despite rising mortgage rates, though activity appears to be slowing − The Case-Shiller home price index grew by 20% year-over-year in February 2022 though existing and new home sales fell 5% and 13% year-over-year, respectively, in March 2022(2) Source: Company filings and Bloomberg. Financial data as of March 31, 2022, unless otherwise noted. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Jan Jan Jan Feb Jul Feb $1,095 $2,095 $1,846 $3,857 $2,487 3 5 4 10 6 0 2 4 6 8 10 12 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2018 2019 2020 2021 2022 YTD UPB Issued Deal Count

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.4 billion in assets at the end of Q1 2022, a decrease of 6% compared to Q4 2021 driven primarily by whole loan securitizations
  - The composition consists of a $3.5 billion securities portfolio and $0.9 billion whole loan portfolio[1]
  - Securities portfolio up modestly quarter-over-quarter, driven by retained assets from OBX securitizations in addition to short duration NPL/RPL purchases
  - Settled $1.4 billion[2] of whole loans during the quarter supported by strong production from Onslow Bay's whole loan correspondent channel, which has now aggregated over $1 billion in expanded credit loans within its first year of launch last April
- Annaly continues to be a large programmatic issuer in the residential whole loan space, pricing six securitizations during the first quarter totaling ~$2.5 billion, which also provides attractive non mark-to-market financing
  - Annaly is the second largest non-bank issuer of Prime Jumbo & Expanded Credit MBS from 2021 to 2022 year-to-date[3]
  - $6.2 billion of OBX debt outstanding at an average cost of funds of 2.3%[4]

Total Dedicated Capital: $2.1 billion

Sector Type[5][6]



CRT
19%
OBX Retained
21%
Prime
6%
Alt A
1%
Subprime
3%
NPL
10%
RPL
15%
Prime Jumbo
5%
WL
20%

Coupon Type[5]



ARM
3%
IO
3%
Floating
23%
Fixed
69%
Fixed
Duration
<2yrs
2%

Rating



Investment
Grade
31%
Unrated
43%
Non-Investment
Grade
26%

Note: Data as of March 31, 2022, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 16

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
GAAP net income (loss) per average common share[1]	$1.37	$0.27	$0.34	($0.23)	$1.23
Earnings available for distribution per average common share*[1]	$0.28	$0.28	$0.28	$0.30	$0.29
Dividends declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$6.77	$7.97	$8.39	$8.37	$8.95
Annualized GAAP return (loss) on average equity	65.62%	12.44%	15.25%	(8.51%)	49.87%
Annualized EAD return on average equity*	14.01%	13.10%	12.81%	13.05%	12.53%
Net interest margin[2]	3.20%	1.97%	2.01%	1.66%	3.39%
Average yield on interest earning assets[3]	3.61%	2.31%	2.29%	1.97%	3.76%
Average GAAP cost of interest bearing liabilities[4]	0.48%	0.38%	0.32%	0.35%	0.42%
Net interest margin (excluding PAA)[2]*	2.04%	2.03%	2.04%	2.09%	1.91%
Average yield on interest earning assets (excluding PAA)[3]*	2.62%	2.63%	2.63%	2.76%	2.71%
Average economic cost of interest bearing liabilities[4]*	0.89%	0.75%	0.66%	0.83%	0.87%
GAAP leverage, at period-end[5]	5.3x	4.7x	4.4x	4.7x	4.6x
Economic leverage, at period-end[5]*	6.4x	5.7x	5.8x	5.8x	6.1x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

For the quarters ended 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Agency mortgage-backed securities $57,787,141 $60,525,605 $62,818,079 $66,468,519 $69,637,229 Residential credit risk transfer securities 845,809 936,228 787,235 827,328 930,983 Non-Agency mortgage-backed securities 1,737,333 1,663,336 1,747,932 1,582,323 1,277,104 Commercial mortgage-backed securities 357,354 530,505 269,106 154,165 4,121 Total securities $60,727,637 $63,655,674 $65,622,352 $69,032,335 $71,849,437 Residential mortgage loans $1,650,151 $2,272,072 $1,686,268 $1,029,929 $528,868 Residential mortgage loan warehouse facility - 980 1,431 - - Corporate debt 1,967,667 1,968,991 1,890,709 2,066,709 2,074,475 Corporate debt, held for sale - - 2,113 466,370 - Total loans, net $3,617,818 $4,242,043 $3,580,521 $3,563,008 $2,603,343 Mortgage servicing rights $1,108,937 $544,562 $572,259 $202,616 $113,080 Interests in MSRs 85,653 69,316 57,530 49,035 - Agency mortgage-backed securities transferred or pledged to securitization vehicles $544,991 $589,873 $597,923 $605,163 $598,118 Residential mortgage loans transferred or pledged to securitization vehicles 7,264,316 5,496,435 4,140,558 3,467,993 3,170,804 Assets transferred or pledged to securitization vehicles $7,809,307 $6,086,308 $4,738,481 $4,073,156 $3,768,922 Assets of disposal group held for sale $- $194,138 $238,042 $3,302,001 $4,400,723 Total investment portfolio $73,349,352 $74,792,041 $74,809,185 $80,222,151 $82,735,505 Financial Highlights and Trends (cont’d) 19 Unaudited (dollars in thousands)

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 21 The Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). The definition of Earnings Available for Distribution is identical to the definition of Core Earnings (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution, a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$2,023,894	$418,460	$521,534	($294,848)	$1,751,134
Net income (loss) attributable to non-controlling interests	1,639	2,979	2,290	794	321
Net income (loss) attributable to Annaly	2,022,255	415,481	519,244	(295,642)	1,750,813
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other	159,804	40,473	(102,819)	(20,207)	(38,405)
Net (gains) losses on derivatives[1]	(1,704,569)	(194,256)	(139,361)	498,875	(1,249,130)
Loan loss provision (reversal)[2]	812	1,931	(6,771)	1,078	(144,870)
Business divestiture-related (gains) losses	354	16,514	14,009	(1,527)	249,563
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[3]	1,130	1,144	1,122	5,635	7,324
Non-EAD (income) loss allocated to equity method investments[4]	(9,920)	(2,345)	(2,046)	3,141	(9,680)
Transaction expenses and non-recurring items[5]	3,350	1,533	2,201	1,150	695
Income tax effect on non-EAD income (loss) items	27,091	8,380	(6,536)	7,147	4,334
TBA dollar roll income and CMBX coupon income[6]	129,492	119,657	115,586	111,592	98,933
MSR amortization[7]	(19,652)	(25,864)	(17,884)	(13,491)	(15,488)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	(179,516)	57,395	60,726	153,607	(214,570)
Earnings Available for Distribution*	430,631	440,043	437,471	451,358	439,519
Dividends on preferred stock	26,883	26,883	26,883	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$403,748	$413,160	$410,588	$424,475	$412,636
GAAP net income (loss) per average common share[8]	$1.37	$0.27	$0.34	($0.23)	$1.23
Earnings available for distribution per average common share[8]*	$0.28	$0.28	$0.28	$0.30	$0.29
Annualized GAAP return (loss) on average equity	65.62%	12.44%	15.25%	(8.51%)	49.87%
Annualized EAD return on average equity (excluding PAA)*	14.01%	13.10%	12.81%	13.05%	12.53%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Premium Amortization Reconciliation					
Premium amortization expense	($25,353)	$219,172	$233,429	$320,108	($11,891)
Less:					
PAA cost (benefit)	(179,516)	57,395	60,726	153,607	(214,570)
Premium amortization expense (excluding PAA)	$154,163	$161,777	$172,703	$166,501	$202,679
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$655,850	$422,780	$412,972	$383,906	$763,378
PAA cost (benefit)	(179,516)	57,395	60,726	153,607	(214,570)
Interest income (excluding PAA)*	$476,334	$480,175	$473,698	$537,513	$548,808
Economic Interest Expense Reconciliation					
GAAP interest expense	$74,922	$61,785	$50,438	$61,047	$75,973
Add:					
Net interest component of interest rate swaps	62,541	58,897	54,411	83,087	79,747
Economic interest expense*	$137,463	$120,682	$104,849	$144,134	$155,720
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$476,334	$480,175	$473,698	$537,513	$548,808
Less:					
Economic interest expense*	137,463	120,682	104,849	144,134	155,720
Economic net interest income (excluding PAA)*	$338,871	$359,493	$368,849	$393,379	$393,088
Economic Metrics (excluding PAA)					
Average interest earning assets	$72,590,876	$73,134,966	$72,145,283	$77,916,766	$81,121,340
Interest income (excluding PAA)*	476,334	480,175	473,698	537,513	548,808
Average yield on interest earning assets (excluding PAA)*[(1)]	2.62%	2.63%	2.63%	2.76%	2.71%
Average interest bearing liabilities	$61,865,292	$63,342,740	$62,614,042	$68,469,413	$72,002,031
Economic interest expense*	137,463	120,682	104,849	144,134	155,720
Average economic cost of interest bearing liabilities[(2)]	0.89%	0.75%	0.66%	0.83%	0.87%
Interest income (excluding PAA)*	$476,334	$480,175	$473,698	$537,513	$548,808
TBA dollar roll income and CMBX coupon income[(3)]	129,492	119,657	115,586	111,592	98,933
Economic interest expense	(137,463)	(120,682)	(104,849)	(144,134)	(155,720)
Subtotal	$468,363	$479,150	$484,435	$504,971	$492,021
Average interest earning assets	$72,590,876	$73,134,966	$72,145,283	$77,916,766	$81,121,340
Average TBA contract and CMBX balances	19,229,537	21,159,120	22,739,226	18,761,062	21,865,969
Subtotal	$91,820,413	$94,294,086	$94,884,509	$96,677,828	$102,987,309
Net interest margin (excluding PAA)*	2.04%	2.03%	2.04%	2.09%	1.91%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Economic leverage ratio reconciliation					
Repurchase agreements	$52,626,503	$54,769,643	$55,475,420	$60,221,067	$61,202,477
Other secured financing	914,255	903,255	729,555	909,655	922,605
Debt issued by securitization vehicles	6,711,953	5,155,633	3,935,410	3,315,087	3,044,725
Participations issued	775,432	1,049,066	641,006	315,810	180,527
Debt included in liabilities of disposal group held for sale	-	112,144	113,362	2,306,633	3,260,788
Total GAAP debt	$61,028,143	$61,989,741	$60,894,753	$67,068,252	$68,611,122
Less non-recourse debt:					
Credit facilities[(1)]	($914,255)	($903,255)	($729,555)	($909,655)	($922,605)
Debt issued by securitization vehicles	(6,711,953)	(5,155,633)	(3,935,410)	(3,315,087)	(3,044,725)
Participations issued	(775,432)	(1,049,066)	(641,006)	(315,810)	(180,527)
Non-recourse debt included in liabilities of disposal group held for sale	-	(112,144)	(113,362)	(2,035,982)	(2,968,620)
Total recourse debt	$52,626,503	$54,769,643	$55,475,420	$60,491,718	$61,494,645
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$19,006,949	$20,690,768	$24,202,686	$18,107,549	$23,538,792
Payable for unsettled trades	1,992,568	147,908	571,540	154,405	1,070,080
Receivable for unsettled trades	(407,225)	(2,656)	(42,482)	(14,336)	(144,918)
Economic debt*	$73,218,795	$75,605,663	$80,207,164	$78,739,336	$85,958,599
Total equity	11,478,770	13,195,325	13,717,867	13,639,176	14,067,595
Economic leverage ratio*	6.4x	5.7x	5.8x	5.8x	6.1x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
24

Glossary and Endnotes

Glossary 26 AMML: Refers to Annaly Middle Market Lending Group ARC: Refers to Annaly Residential Credit Group CRE CLO: Refers to Commercial Real Estate Collateralized Loan Obligation CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, corporate debt, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 27 Page 3 1. Issuer ranking data from Inside Nonconforming Markets as of April 9, 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $7.8bn, include TBA purchase contracts (market value) of $18.3bn, CMBX derivatives (market value) of $0.4bn and $0.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 3. Includes limited partnership interests in two MSR funds, one of which is reported in Other Assets. 4. Annaly announced the sale of its Middle Market Lending portfolio on April 25, 2022. The transaction represents substantially all of the Middle Market Lending assets held on balance sheet as well as assets managed for third parties. Subject to customary closing conditions, the transfer of the Middle Market Lending portfolio is expected to be completed by the end of the second quarter of 2022. For more information, please see the 8-K filing. Page 4 1. Dividend yield is based on annualized Q1 2022 dividend of $0.22 and a closing price of $7.04 on March 31, 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $7.8bn, include TBA purchase contracts (market value) of $18.3bn, CMBX derivatives (market value) of $0.4bn and $0.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2022 assume capital related to the Middle Market Lending business will be redeployed within the Agency business and exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 6 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets exclude assets transferred or pledged to securitization vehicles of $0.5bn and include TBA purchase contracts (market value) of $18.3bn and $39mm of retained securities that are eliminated in consolidation. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $7.3bn, include $893mm of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2022 assume capital related to the Middle Market Lending business will be redeployed within the Agency business and exclude commercial real estate assets. Page 8 1. Based on April 19, 2022 market rates retrieved via Bloomberg. 2. Represents quarterly history of the Bloomberg U.S. Aggregate Bond Index from Q1 1976 to Q1 2022 retrieved via Bloomberg. Page 9 1. Based on April 19, 2022 market data retrieved via Bloomberg. 2. Represents the 30-year UMBS-eligible fixed-rate MBS universe grouped into 0.1% buckets. Dark blue bars represent the share of the MBS universe that has a weighted-average coupon above the Freddie Mac 30- year primary mortgage survey rate plus 0.5%. Page 11 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 12 1. Includes TBA purchase contracts. 2. Includes capital related to the Middle Market Lending business. 3. Includes TBA purchase contracts and fixed-rate pass-through certificates. 4. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 13 1. Based on SitusAMC observed bulk MSR transactions data as of March 9, 2022. Page 14 1. Includes limited partnership interests in two MSR funds, one of which is reported in Other Assets. 2. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 15 1. Based on data from Wall Street Research as of April 21, 2022. 2. Based on data from the S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index for the period ended February 28, 2022. Existing home sales data based on transaction closings from the National Association of Realtors’ Multiple Listing Services. New home sales data based on data from the Census Bureau and the Department of Housing and Urban Development. Page 16 1. Excludes participations issued totaling $0.8bn 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Issuer ranking data from Inside Nonconforming Markets as of April 9, 2022. 4. Reflects cost of funds only for outstanding debt held by third parties. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime includes $0.2mm of Prime IO, OBX Retained contains $123.2mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $8.4mm of Prime Jumbo IO.

Endnotes (cont’d) 28 Page 18 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest-bearing liabilities represents annualized interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Non-GAAP Reconciliations Page 22 1. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled ($62.5mm), ($58.9mm), ($54.4mm), ($83.1mm) and ($79.7mm) for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively. 2. Includes a loan loss (reversal)/provision of $0.2mm, $1.7mm, ($0.6mm), $0.6mm and ($5.3mm) on the Company’s unfunded loan commitments for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Amount includes depreciation and amortization expense related to equity method investments. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net. 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1mm, $1.1mm, $1.2mm, $1.4mm and $1.5mm for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively. 7. MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period. 8. Net of dividends on preferred stock. Page 23 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.1mm, $1.1mm, $1.2mm, $1.4mm and $1.5mm for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively. Page 24 1. Included in other secured financing in the Company's Consolidated Statements of Financial Condition.